Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Third Quarter 2022 Results
Executed 1.7 Million Square Feet of Leasing at 77.5% Higher Rental Rates
Net Loss Attributable to Common Shareholders of $0.70 Per Share
Normalized FFO Attributable to Common Shareholders of $0.23 Per Share

Newton, MA (October 25, 2022): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended September 30, 2022.

Yael Duffy, President and Chief Operating Officer of ILPT, made the following statement:

“We remain encouraged by the continued demand for ILPT’s high quality properties and the continued strength in industrial real estate fundamentals. Our leasing activity this quarter resulted in record setting leasing spreads for the company. Additionally, we closed on a $1.2 billion debt financing that enabled us to fully repay the $1.4 billion bridge loan facility we used to partially finance the acquisition of Monmouth Real Estate Investment Corporation. Given the challenging debt market conditions, we were pleased with the outcome of this transaction, which extended our weighted average debt maturity and provided us flexibility as we evaluate opportunities to strengthen ILPT’s balance sheet and reduce leverage.”
Quarterly Results:

•Net loss attributable to common shareholders was $45.6 million, or $0.70 per diluted share. Net loss for the quarter ended September 30, 2022 includes $31.4 million, or $0.48 per diluted common share, of amortized costs related to ILPT’s bridge loan facility that was prepaid in September 2022, a $21.4 million, or $0.33 per diluted common share, loss on extinguishment of debt related to the bridge loan facility and $1.2 million, or $0.02 per diluted common share, of bad debt reserves related to certain tenants.

•Normalized funds from operations, or Normalized FFO, attributable to common shareholders were $14.9 million, or $0.23 per diluted share.

•Same property net operating income, or NOI, and Cash Basis NOI for the quarter ended September 30, 2022 decreased 0.3% and 1.9%, respectively, compared to the prior year quarter. Same property NOI and Cash Basis NOI in the current quarter include $1.2 million of bad debt reserves related to certain tenants. Excluding these bad debt charges, same property NOI and Cash Basis NOI increased 2.6% and 1.2%, respectively.
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

(dollars in thousands, except per share data)	Three Months Ended
Financial (1)	September 30, 2022	September 30, 2021	Change
Net (loss) income attributable to common shareholders	($45,627)	$18,307	N/M
Net (loss) income attributable to common shareholders per share	($0.70)	$0.28	N/M
Normalized FFO attributable to common shareholders	$14,873	$30,278	(50.9)%
Normalized FFO attributable to common shareholders per share	$0.23	$0.46	(50.0)%
Adjusted EBITDAre	$76,072	$41,154	84.8%
NOI	$81,013	$42,947	88.6%
Cash Basis NOI	$76,969	$41,095	87.3%
Same property NOI	$41,014	$41,123	(0.3)%
Same property Cash Basis NOI	$38,594	$39,339	(1.9)%
(1)     Additional information and reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including funds from operations, or FFO, Normalized FFO attributable to common shareholders, earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and Cash Basis NOI for the quarters ended September 30, 2022 and 2021 appear later in this press release.

(2)N/M - Not meaningful

Three Months Ended
Leasing Activity	September 30, 2022
Leasing activity for new and renewal leases and rent resets (square feet)	1,685,000
Weighted average lease term for new and renewal leases (by square feet)	4.9 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	77.5%
Commitments for leasing costs and concessions for new and renewal leases (per square foot per year)	$0.55

	Three Months Ended
Occupancy	September 30, 2022	June 30, 2022	September 30, 2021
Occupancy	99.2%	98.9%	99.0%
Same property occupancy	99.3%	99.3%	98.9%

Investing Activities:

In July 2022, ILPT’s consolidated joint venture, in which ILPT owns a 61% interest, acquired a property located in Augusta, GA, containing 226,000 rentable square feet for a purchase price of approximately $38.0 million, excluding acquisition related costs. This property is 100% leased to a single tenant with a remaining lease term of approximately 14.9 years at the time of acquisition. This property was one of two committed property acquisitions at the time of ILPT’s acquisition of Monmouth Real Estate Investment Corporation, or MNR. In September 2022, ILPT’s consolidated joint venture terminated the agreement for the other committed MNR property acquisition.

Financing Activities:

In September 2022, ILPT completed a $1.2 billion debt financing with a final maturity date of October 9, 2027. The financing is secured by a portfolio of 104 industrial properties containing approximately 18.6 million square feet across 31 states. As of September 30, 2022, the 104 properties were 98.9% occupied with a weighted average remaining lease term of approximately 6.2 years. The $1.2 billion debt financing is comprised of a $1.1 billion mortgage loan and a $135.0 million mezzanine loan. The interest only loans mature on October 9, 2024, subject to three, one year extension options, and bear interest at an annual rate of SOFR, which is capped at an annual rate of 2.25% for the initial term of the loans, plus a weighted average premium of 3.93%. The loans also allow for a portion of the borrowings to be prepaid without penalty.

Simultaneously with the closing of the debt financing, ILPT fully repaid the $1.4 billion in aggregate principal outstanding under its bridge loan facility scheduled to mature in February 2023 with proceeds from the debt financing and cash on hand. The bridge loan facility was used by ILPT to partially finance the MNR acquisition earlier this year.

Conference Call:

On Wednesday, October 26, 2022 at 10:00 a.m. Eastern Time, Yael Duffy, President and Chief Operating Officer, and Brian Donley, Chief Financial Officer and Treasurer, will host a conference call to discuss ILPT’s third quarter 2022 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, November 2, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 8165563.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s third quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Third Quarter 2022 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

About Industrial Logistics Properties Trust:

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of September 30, 2022, ILPT’s portfolio consisted of 413 properties containing approximately 60.0 million rentable square feet located in 39 states. More than 78.1% of ILPT’s annual rental revenues as of September 30, 2022 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of September 30, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three and nine months ended September 30, 2022 and 2021. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and reconciliations of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Rental income	$103,215	$54,981	$281,812	$163,378

Expenses:
Real estate taxes	13,749	7,617	36,460	22,353
Other operating expenses	8,453	4,417	22,278	13,734
Depreciation and amortization	48,519	12,694	114,096	37,202
Acquisition and other transaction related costs	586	—	586	646
General and administrative	9,110	4,728	24,896	12,718
Loss on impairment of real estate assets	—	—	100,747	—
Total expenses	80,417	29,456	299,063	86,653

Interest and other income	1,068	—	1,900	—
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $35,496, $505, $90,265 and $1,516, respectively)	(89,739)	(9,084)	(208,286)	(26,468)
Gain (loss) on sale of real estate	—	940	(10)	940
Loss on equity securities	—	—	(5,758)	—
Loss on early extinguishment of debt	(21,370)	—	(22,198)	—
(Loss) income before income tax expense and equity in earnings of unconsolidated joint venture	(87,243)	17,381	(251,603)	51,197
Income tax expense	(28)	(72)	(113)	(177)
Equity in earnings of unconsolidated joint venture	3,297	998	6,634	5,455
Net (loss) income	(83,974)	18,307	(245,082)	56,475
Net loss attributable to noncontrolling interest	38,347	—	49,402	—
Net (loss) income attributable to common shareholders	$(45,627)	$18,307	$(195,680)	$56,475

Weighted average common shares outstanding - basic	65,250	65,178	65,228	65,154
Weighted average common shares outstanding - diluted	65,250	65,230	65,228	65,205

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.70)	$0.28	$(3.00)	$0.86

Industrial Logistics Properties Trust

Calculation and Reconciliation of Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net (loss) income attributable to common shareholders	$(45,627)	$18,307	$(195,680)	$56,475
Depreciation and amortization	48,519	12,694	114,096	37,202
Equity in earnings of unconsolidated joint venture	(3,297)	(998)	(6,634)	(5,455)
Loss on equity securities	—	—	5,758	—
Share of FFO from unconsolidated joint venture	1,678	1,215	5,115	3,621
Loss on impairment of real estate	—	—	100,747	—
(Gain) loss on sale of real estate	—	(940)	10	(940)
FFO adjustments attributable to noncontrolling interest	(11,407)	—	(27,445)	—
FFO attributable to common shareholders	(10,134)	30,278	(4,033)	90,903
Loss on early extinguishment of debt	21,370	—	22,198	—
Acquisition and other transaction related costs (2)	32,016	—	80,992	646
Normalized FFO adjustments attributable to noncontrolling interest	(28,379)	—	(28,379)	—
Normalized FFO attributable to common shareholders	$14,873	$30,278	$70,778	$91,549

Weighted average common shares outstanding - basic	65,250	65,178	65,228	65,154
Weighted average common shares outstanding - diluted	65,250	65,230	65,228	65,205

Per common share data:
FFO attributable to common shareholders - basic	$(0.16)	$0.46	$(0.06)	$1.40
FFO attributable to common shareholders - diluted	$(0.16)	$0.46	$(0.06)	$1.39
Normalized FFO attributable to common shareholders - basic	$0.23	$0.46	$1.09	$1.41
Normalized FFO attributable to common shareholders - diluted	$0.23	$0.46	$1.09	$1.40
Distributions declared	$0.01	$0.33	$0.67	$0.99

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding loss on impairment of real estate, any gain or loss on sale of real estate, equity in earnings of unconsolidated joint venture and any realized and unrealized gains or losses on equity securities, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.
(2)Amounts for the three and nine months ended September 30, 2022 primarily include certain debt issuance costs recorded as interest expense related to ILPT’s bridge loan facility and other transaction related costs expensed under GAAP.

Industrial Logistics Properties Trust

Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre (1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net (loss) income	$(83,974)	$18,307	$(245,082)	$56,475
Plus: interest expense	89,739	9,084	208,286	26,468
Plus: income tax expense	28	72	113	177
Plus: depreciation and amortization	48,519	12,694	114,096	37,202
EBITDA	54,312	40,157	77,413	120,322
Loss on impairment of real estate	—	—	100,747	—
Loss (gain) on sale of real estate	—	(940)	10	(940)
Equity in earnings of unconsolidated joint venture	(3,297)	(998)	(6,634)	(5,455)
Share of EBITDAre from unconsolidated joint venture	2,483	2,022	7,517	6,013
Loss on equity securities	—	—	5,758	—
EBITDAre	53,498	40,241	184,811	119,940
Plus: acquisition and other transaction related costs	586	—	586	646
Plus: general and administrative expense paid in common shares (2)	618	913	1,820	1,932
Plus: loss on early extinguishment of debt	21,370	—	22,198	—
Adjusted EBITDAre	$76,072	$41,154	$209,415	$122,518

(1)     ILPT calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT’s proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of unconsolidated joint venture, loss on impairment of real estate, any realized and unrealized gains or losses on equity securities, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does.
(2)Amounts represent equity based compensation to ILPT’s trustees, ILPT’s officers and certain other employees of RMR.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Calculation of NOI and Cash Basis NOI:
Rental income	$103,215	$54,981	$281,812	$163,378
Real estate taxes	(13,749)	(7,617)	(36,460)	(22,353)
Other operating expenses	(8,453)	(4,417)	(22,278)	(13,734)
NOI	81,013	42,947	223,074	127,291
Non-cash straight line rent adjustments included in rental income	(3,794)	(1,678)	(8,170)	(5,673)
Lease value amortization included in rental income	(250)	(174)	(4,265)	(525)
Lease termination fees included in rental income	—	—	(30)	(512)
Cash Basis NOI	$76,969	$41,095	$210,609	$120,581

Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:
Net (loss) income	$(83,974)	$18,307	$(245,082)	$56,475
Equity in earnings of unconsolidated joint venture	(3,297)	(998)	(6,634)	(5,455)
Income tax expense	28	72	113	177
(Loss) income before income tax expense and equity in earnings of unconsolidated joint venture	(87,243)	17,381	(251,603)	51,197
Loss on early extinguishment of debt	21,370	—	22,198	—
Interest and other income	(1,068)	—	(1,900)	—
Interest expense	89,739	9,084	208,286	26,468
Loss (gain) on sale of real estate	—	(940)	10	(940)
Loss on equity securities	—	—	5,758	—
General and administrative	9,110	4,728	24,896	12,718
Acquisition and other transaction related costs	586	—	586	646
Loss on impairment of real estate	—	—	100,747	—
Depreciation and amortization	48,519	12,694	114,096	37,202
NOI	81,013	42,947	223,074	127,291
Non-cash straight line rent adjustments included in rental income	(3,794)	(1,678)	(8,170)	(5,673)
Lease value amortization included in rental income	(250)	(174)	(4,265)	(525)
Lease termination fees included in rental income	—	—	(30)	(512)
Cash Basis NOI	$76,969	$41,095	$210,609	$120,581

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of NOI to Same Property NOI (2) (3):
Rental income	$103,215	$54,981	$281,812	$163,378
Real estate taxes	(13,749)	(7,617)	(36,460)	(22,353)
Other operating expenses	(8,453)	(4,417)	(22,278)	(13,734)
NOI	81,013	42,947	223,074	127,291
Less:
NOI of properties not included in same property results	(39,999)	(1,824)	(97,083)	(4,991)
Same property NOI	$41,014	$41,123	$125,991	$122,300

Calculation of Same Property Cash Basis NOI (2) (3):
Same property NOI	$41,014	$41,123	$125,991	$122,300
Less:
Non-cash straight line rent adjustments included in rental income	(2,238)	(1,613)	(4,815)	(5,538)
Lease value amortization included in rental income	(182)	(171)	(3,996)	(523)
Lease termination fees included in rental income	—	—	(30)	(512)
Same property Cash Basis NOI	$38,594	$39,339	$117,150	$115,727

(1)See footnote (1) on page 8 of this press release for the definitions of NOI and Cash Basis NOI. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI.
(2)For the three months ended September 30, 2022 and 2021, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2022 and that it owned continuously since July 1, 2021 and exclude properties owned by an unconsolidated joint venture.
(3)For the nine months ended September 30, 2022 and 2021, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2022 and that it owned continuously since January 1, 2021 and exclude properties owned by an unconsolidated joint venture.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$1,117,801	$699,037
Buildings and improvements	4,053,913	1,049,796
Total real estate properties, gross	5,171,714	1,748,833
Accumulated depreciation	(242,481)	(167,490)
Total real estate properties, net	4,929,233	1,581,343
Investment in unconsolidated joint venture	145,693	143,021
Acquired real estate leases, net	313,444	63,441
Cash and cash equivalents	26,381	29,397
Restricted cash	100,288	—
Rents receivable, including straight line rents of $77,343 and $69,173, respectively	100,347	75,877
Other assets, net	104,249	15,479
Total assets	$5,719,635	$1,908,558

LIABILITIES AND EQUITY
Revolving credit facility	$—	$182,000
Mortgages and notes payable, net	4,243,271	646,124
Assumed real estate lease obligations, net	23,633	12,435
Accounts payable and other liabilities	86,727	27,772
Due to related persons	4,494	2,185
Total liabilities	4,358,125	870,516

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,568,704 and 65,404,592 shares issued and outstanding, respectively	656	654
Additional paid in capital	1,013,802	1,012,224
Cumulative net income	148,228	343,908
Cumulative other comprehensive income	12,300	—
Cumulative common distributions	(362,565)	(318,744)
Total equity attributable to common shareholders	812,421	1,038,042
Total equity attributable to noncontrolling interest	549,089	—
Total equity	1,361,510	1,038,042
Total liabilities and equity	$5,719,635	$1,908,558

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Ms. Duffy states that ILPT remains encouraged by the continued demand for its high quality properties and the continued strength in industrial real estate fundamentals and that ILPT’s leasing activity in the 2022 third quarter resulted in record setting leasing spreads, which may imply that ILPT will achieve similar or better results in the future. However, these favorable market conditions may not continue or may decline. In addition, ILPT’s leasing activity will depend on the extent ILPT has vacant properties or leases with approaching expirations, and its ability to successfully negotiate and enter into new or renewed leases for rents that exceed the prior rents for that space. Accordingly, ILPT may not continue to successfully lease vacant space and the leasing spreads ILPT achieves on any leased space may decline,
•Ms. Duffy also states that ILPT has flexibility as it evaluates opportunities to strengthen its balance sheet and reduce leverage. However, if interest rates continue to increase or remain at high levels for an extended period, or the U.S. economy experience a prolonged slowdown or recession, commercial real estate markets may be significantly negatively impacted, which may negatively impact our operating results, ability to grow and financial condition. Further, unanticipated events may require us to expend amounts not currently planned. As a result, ILPT may not be able to strengthen its balance sheet or reduce leverage, and
•This press release also states that ILPT completed a $1.2 billion debt financing with a final maturity date of October 9, 2027. The loans mature on October 9, 2024 and are subject to three, one year extension options subject to certain conditions. However, ILPT may not be able to satisfy these conditions and therefore may not be able to extend the maturity terms of the loans.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 658-0776

(END)